EXHIBIT 32.1

                     CERTIFICATE OF CHIEF EXECUTIVE OFFICER

                                       OF

                        CHESAPEAKE UTILITIES CORPORATION


                      (PURSUANT TO 18 U.S.C. SECTION 1350)


     I, John R. Schimkaitis, President and Chief Executive Officer of Chesapeake Utilities Corporation, certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Chesapeake Utilities Corporation ("Chesapeake") for the period ended September 30, 2004, filed with the Securities and Exchange Commission on the date hereof (i) fully complies with the requirements of section  13(a)  or 15(d) of the Securities Exchange Act of 1934, as amended, and
(ii) the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Chesapeake.


                                            /s/  John  R.  Schimkaitis
                                            --------------------------
                                            John  R.  Schimkaitis
                                            November  9,  2004


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Chesapeake Utilities Corporation and will be retained by Chesapeake Utilities Corporation and furnished to the Securities and Exchange Commission or its staff upon request.